Exhibit 3.1

PROLOGIS, INC.

ARTICLES OF AMENDMENT

Prologis, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the definition of “Restriction Termination Date” in Subparagraph 1 of Paragraph E of Article IV in its entirety and substituting in lieu thereof a new definition of “Restriction Termination Date” as follows:

“Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which (1) the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and (2) such determination is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of the Corporation’s capital stock outstanding and entitled to vote thereon.

SECOND: The Charter is hereby further amended by deleting the first sentence of Paragraph B of Article X in its entirety and substituting in lieu thereof a new first sentence as follows:

Subject to paragraph (K) of Article IV hereof, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT and such determination is approved by the affirmative vote of a majority of the votes cast by the holders of the shares of the Corporation’s capital stock outstanding and entitled to vote thereon, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.

THIRD: The Charter is hereby further amended by deleting the second sentence of Paragraph D of Article X in its entirety and substituting in lieu thereof a new second sentence as follows:

Resolutions so designated may not be revoked, altered or amended subsequently by the Board of Directors without the approval of the holders of the issued and outstanding shares of Common Stock of the Corporation by the affirmative vote of a majority of all votes cast on the matter.

FOURTH: The Charter is hereby further amended by deleting existing Article XI in its entirety and substituting in lieu thereof a new Article XI as follows:

ARTICLE XI

REMOVAL OF DIRECTORS

Subject to the rights of one or more classes or series of Preferred Stock to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast in the election of directors.

FIFTH: The Charter is hereby further amended by adding a new Article XIII as follows:

ARTICLE XIII

EXTRAORDINARY ACTIONS

Notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

SIXTH: The amendments to the Charter as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

SEVENTH: There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.

EIGHTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Managing Director and Deputy General Counsel and attested to by its Assistant Secretary on this 10th day of May, 2024.

ATTEST:	PROLOGIS, INC.

/s/ Jessica Polgar	By:	/s/ Deborah K. Briones
Name: Jessica Polgar		Name: Deborah K. Briones
Title: Assistant Secretary		Title: Managing Director and Deputy General Counsel